Exhibit 32.2

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned officer of First Midwest Bancorp, Inc. (the "Company"), hereby certifies that:

    The Company's Annual Report on Form 10-Q for the quarter ended June 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ PAUL F. CLEMENS
Name:	Paul F. Clemens
Title:	Executive Vice President and Chief Financial Officer

August 8, 2008

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.